                                 PTN MEDIA, INC.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                  Cumulative During
                                                                  the Development                               For the Period
                                                                       Stage              For theYear            May 27, 1997
                                                                  (May 27, 1997 to            Ended             (Inception) to
                                                                  December 31, 1998     December 31, 1998       December 31, 1997
                                                                  -----------------     -----------------       -----------------

NET (LOSS)                                                         $(2,590,347)               $(2,329,080)         $(261,267)
                                                                   ===========                ===========          =========

WEIGHTED AVERAGE COMMON SHARES                                       3,077,110                  3,097,777          3,041,680
                                                                     =========                  =========          =========

BASIC (LOSS) PER COMMON SHARE (Note 2e)                                  $(.84)                     $(.75)             $(.09)
                                                                         =====                      =====              =====



                                 - Exhibit 11 -